                                                            Exhibit 10.39


                             PURCHASE AGREEMENT


March 11, 1994

Acme Metals Incorporated
13500 S. Perry Avenue
Riverdale, Illinois
U.S.A.  60627-1182

Attention:  Jerry F. Williams,
           VICE-PRESIDENT, FINANCE AND ADMINISTRATION
- -----------------------------------------------------

Dear Sirs:

Nesbitt Thomson Inc. (the "Dealer") hereby agrees to purchase from Acme Metals Incorporated (the "Company") and, by its acceptance hereof, the Company agrees to create, issue and sell to the Dealer, all but not less than all of the aggregate 5,600,000 special common stock purchase warrants (collectively, the "Special Warrants") referred to herein, subject to the terms and conditions set out below, at a price of $21.00 per Special Warrant.

Each Special Warrant shall entitle the holder thereof to acquire one share of the common stock of the Company as constituted at the date hereof (collectively, the "Common Shares"), upon the exercise of the Special Warrants in accordance with the terms of the Special Warrant Indenture hereinafter referred to without payment of any further consideration to the Company. A summary of the principal terms of the Special Warrants is attached as Schedule A hereto. The Company shall prepare and file, in accordance herewith, (a) a Canadian preliminary prospectus and a Canadian (final) prospectus in order to qualify the Common Shares issuable on the exercise of the Special Warrants for distribution in each of the Qualifying Provinces (as hereinafter defined) and (b) a Form S-3 shelf registration statement with the U.S. Securities and Exchange Commission relating to the Common Shares. The Company shall take all steps and proceedings necessary to ensure that the Form S-3 shelf registration statement is continuously effective for a period ending on the third anniversary of the Common Share Closing Date. The proceeds of issue of the Special Warrants will be paid to, held by and disbursed by Montreal Trust Company of Canada, as Escrow Agent, in accordance with the terms of the Escrow Agreement.

The Company understands that although this offer is presented on behalf of the Dealer as purchaser, the Dealer will endeavour to arrange for substituted purchasers for the Special Warrants. It is further understood that, subject to the terms hereof, the Dealer is committed to purchase all of the Special Warrants with respect to which the Dealer is not


                                        1

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                                      - 2 -

able to arrange substituted purchasers. The Dealer's commitment to purchase Special Warrants will be reduced by the number of Special Warrants purchased by substituted purchasers with respect to which subscription agreements are delivered to the Company by the Dealer prior to the Special Warrant Closing Date.

In consideration of the services to be rendered by the Dealer in connection with such purchase, the Company shall pay to the Dealer an underwriters' fee equal to 4.5% of the gross proceeds realized by the Company in respect of the sale of the Special Warrants.


                                 DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

      (a) "AGREEMENT" means the agreement resulting from the acceptance by the Company of the offer made by the Dealer by this letter;

      (b)   "AGREEMENTS" has the meaning ascribed thereto in paragraph
      10(g)(i);

      (c) "BUSINESS DAY" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto, Canada;

      (d) "CANADIAN FINAL PROSPECTUS" has the meaning ascribed thereto in subsection 2(b);

      (e) "CANADIAN PRELIMINARY PROSPECTUS" has the meaning ascribed thereto in subsection 2(a);

      (f)   "CANADIAN PROSPECTUS" means collectively the Canadian
      Preliminary Prospectus and the Canadian Final Prospectus;

      (g) "CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published policy statements and orders of the securities regulatory authorities in such provinces and shall include the notice of the Ontario Securities Commission published June 2, 1989 respecting the use of "special warrants" in connection with distributions of securities by prospectus;

      (h) "COMMON SHARE CLOSING" means the completion of all steps necessary (i) to qualify the Common Shares issuable upon the exercise of the Special Warrants for distribution or distribution to the public under applicable Canadian Securities Laws in the Qualifying Provinces as contemplated herein and (ii) to register the Common Shares issuable upon exercise of the Special Warrants pursuant to an effective Form S-3.

       (i)  "COMMON SHARE CLOSING DATE" means the date which is three
      Business Days following the date that the Form S-3 is declared effective by the SEC or such other date as the Company and the Dealer may agree upon in writing but in any event not later than the Termination Date;

      (j) "COMMON SHARE CLOSING TIME" means 5:00 p.m. (Toronto time) on the Common Share Closing Date or such other time on the Common Share Closing Date as the Company and the Dealer may agree;

      (k)   "ESCROW AGENT" means the escrow agent under the Escrow
      Agreement;

      (i) "ESCROW AGREEMENT" means the Escrow Agreement to be dated as of the Special Warrant Closing Date among the Company, the Escrow Agent, and the Dealer;

      (l)   "ESCROW CONDITIONS" means the conditions specified in Section
      11;

      (i) "FORM S-3" means the Form S-3 shelf registration relating to the Common Shares including the exhibits thereto and the documents incorporated by reference therein.

      (m) "HOLDERS" has the meaning ascribed thereto in the Registration Rights Agreement;

      (n) "MISREPRESENTATION", "MATERIAL FACT", "MATERIAL CHANGE" and "DISTRIBUTION" have the respective meanings ascribed thereto in (i) the Securities Act (Ontario) with respect to the Canadian Preliminary Prospectus and the Canadian Final Prospectus and (ii) the U.S. Securities Laws with respect to the Private Placement Materials, the Form S-3 and the U.S. Prospectus, except as otherwise expressly provided herein;

      (o)   "NASDAQ" means the National Market System of the Nasdaq Stock
      Market;

      (p) "PRIVATE PLACEMENT MATERIALS" means the Company's Annual Report on Form 10-K for the year ending December 26, 1993;

      (q) 'PROJECT INVESTORS" has the meaning ascribed thereto in subsection 5(a)(vi);

      (r) "PURCHASERS" means the Dealer and the persons who as purchasers acquire Special Warrants either from the Dealer, or directly from the Company, by executing Subscription Agreements and permitted assignees or transferees of such persons from time to time;

       (s) "QUALIFYING PROVINCES" means those provinces of Canada where the Purchasers reside as indicated in the Subscription Agreements;

      (t)   "RECORD DATE" has the meaning ascribed thereto in section 13;

      (u) "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated the Special Warrant Closing Date among the Company and the Purchasers, providing for the registration rights of the Holders pursuant to the Form S-3;

      (v)   "REGULATION S" means Regulation S under the U.S. Securities Act;

      (w) "RETRACTION PERIOD" means the period commencing immediately following 5:00 p.m. (Toronto time) on the Termination Date and ending at 5:00 p.m. (Toronto time) on the date which is twenty days following the Termination Date;

      (x)   "SEC" means the United States Securities and Exchange
      Commission;

      (y) "SPECIAL WARRANT CLOSING" means the completion of the issue and sale by the Company of the Special Warrants and the purchase by the Purchasers of the Special Warrants pursuant to this Agreement;

      (z) "SPECIAL WARRANT CLOSING DATE" means March 28, 1994 or such other date as the Company and the Dealer may agree upon in writing;

      (aa) "SPECIAL WARRANT CLOSING TIME" means 10:00 a.m. (Toronto time) on the Special Warrant Closing Date or such other time on the Special Warrant Closing Date as the Company and the Dealer may agree;

      (ab) "SPECIAL WARRANT INDENTURE" means a warrant indenture to be dated as of the Special Warrant Closing Date between the Company and the Warrant Agent providing for the issue of the Special Warrants in the form agreed upon by the Company, the Dealer and the Warrant Agent;

      (ac) "SUBSCRIPTION AGREEMENT" means a subscription agreement in the form agreed upon by the Dealer and the Company pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants herein contemplated;

      (ad) "SUPPLEMENTARY MATERIAL" has the meaning ascribed thereto in subsection 4(c);

      (ae) "TERMINATION DATE" means August 25, 1994 or such later date determined in accordance with Section 13 hereof;

       (af) "U.S. EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

      (ag) "U.S. PERSON" has the meaning ascribed thereto in Rule 902(a) of Regulation S promulgated under the U.S. Securities Act;

      (ah) "U.S. PRELIMINARY PROSPECTUS" means the preliminary shelf prospectus included in the original filing of the Form S-3;

      (ai) "U.S. PROSPECTUS" means the shelf prospectus included in the Form S-3 at the time that the Form S-3 becomes effective;

      (aj) "U.S. SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder;

      (ak) "U.S. SECURITIES LAWS" means the U.S. Securities Act and the U.S. Exchange Act;

      (al) "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

      (am) "WARRANT AGENT" means the warrant agent under the Special Warrant Indenture.


                            TERMS AND CONDITIONS

1.    (a)   SALE ON EXEMPT BASIS.  The Dealer shall offer for sale and sell the Special Warrants:

      (i) in the Qualifying Provinces in compliance with all applicable Canadian Securities Laws; and

      (ii) only to such purchasers and in such manner so that, pursuant to the provisions of applicable Canadian Securities Laws, no prospectus or offering memorandum need be filed or delivered in connection therewith.

            The Dealer will notify the Company with respect to the identity of any Purchasers (other than the Dealer) as soon as practicable and with a view to leaving time sufficient to allow the Company to secure compliance with all Canadian Securities Laws relating to the issue and sale of the Special Warrants to such Purchasers.

            The Dealer covenants with the Company that it will (i) obtain from each Purchaser an executed Subscription Agreement; (ii) upon the Company obtaining the


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                                      - 6 -

necessary receipts therefor from the appropriate securities regulatory authority in each of the Qualifying Provinces, deliver one copy of the Canadian Final Prospectus (with any amendments thereto) to persons who acquire the Common Shares; (iii) provide the Company with all necessary particulars of the Purchasers prior to the Special Warrant Closing Date; and (iv) arrange for a sufficient number of Purchasers such that, to the best of the knowledge of the Dealer (after reasonable inquiry), no one Purchaser and its affiliates (as defined below) will, after giving effect to the exercise of all Special Warrants, in the aggregate (A) own, beneficially own, or otherwise have an economic interest in, or (B) have voting or discretionary trading authority with respect to, more than 1,095,000 shares of common stock of the Company. For the purpose of this paragraph, "affiliates" means any person controlling, controlled by or under common control with the Purchaser and any person with which the Purchaser has an agreement or is otherwise acting in concert with respect to the acquisition, disposition or voting of the Common Shares.

      (b) CANADIAN FILINGS. The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants to the Purchasers may lawfully occur without the necessity of filing a prospectus or an offering memorandum in the Qualifying Provinces.

      (c) NO OFFERING MEMORANDUM. Neither the Company nor the Dealer shall (i) provide to prospective purchasers any document or other material that would constitute an offering memorandum within the meaning of the Canadian Securities Laws; or (ii) cause the sale of the Special Warrants to be advertised in printed media of general and regular paid circulation, radio or television.

2.    (a)   CANADIAN PRELIMINARY PROSPECTUS.  The Company shall, as soon as possible under applicable Canadian Securities Laws of each of the Qualifying Provinces, have prepared, and filed (and received a receipt for) a Canadian preliminary prospectus (the "Canadian Preliminary Prospectus") in the English and French languages, as applicable, and other related documents relating to the proposed distribution of the Common Shares issuable on the exercise of the Special Warrants.

      (b) CANADIAN FINAL PROSPECTUS. The Company shall, as soon as possible after all comments have been satisfied with respect to the Canadian Preliminary Prospectus, have prepared and filed (and received a receipt for) under applicable Canadian Securities Laws, a Canadian (final) prospectus (the "Canadian Final Prospectus") in the English and French languages, as applicable, and shall have fulfilled and complied with, to the satisfaction of the Dealer's counsel, acting reasonably, all applicable Canadian Securities Laws to be fulfilled or complied with by the Company to enable the Common Shares to be lawfully distributed to the public in the Qualifying Provinces in connection with the exercise of the Special Warrants through the Dealer or any other investment dealer, broker or other applicable registrant registered as such in the Qualifying Provinces in compliance with Canadian Securities Laws. The Company shall use its best efforts to ensure that such requirements (including the issuance of a receipt by the applicable securities regulatory


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                                      - 7 -

authorities) shall be fulfilled not later than 5:00 p.m. (Toronto time) on the Termination Date in respect of each of the Qualifying Provinces.

      (c) FORM S-3. The Company shall, as soon as possible after the Special Warrant Closing Date, file the Form S-3 containing a U.S. Preliminary Prospectus which excludes the names of the Holders. The Company will use its best efforts to satisfy all SEC comments, if any, relating to the Form S-3 as soon as possible after the filing thereof. At the earliest possible moment following the time at which the Company has obtained a receipt for the Canadian Final Prospectus in each of the Qualifying Provinces, the Company will file with the SEC an amendment to the Form S-3 (the "Amendment") containing the U.S. Prospectus which includes the names of the Holders. The Company will use its best efforts to accelerate the effectiveness date of the Form S-3 so that the Form S-3 is effective at the earliest possible moment after the filing of the Amendment with the SEC.

3. RETRACTION RIGHT. The Company recognizes that it is fundamental to Purchasers of the Special Warrants that the distribution of Common Shares be qualified under a prospectus in the Qualifying Provinces so that the Common Shares will be freely tradeable in such provinces without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various prospectus exemptions under applicable Canadian Securities Laws (unless such trade is a "distribution" by virtue of subparagraph (c) of the definition thereof set forth in the Securities Act (Ontario) and analogous provisions of the other Canadian Securities Laws).
The Company also recognizes that it is fundamental to the Purchasers of the Special Warrants that the Common Shares be registered pursuant to the Form S-3 so that the Holders will be able to resell the Common Shares within the United States by delivering a U.S. Prospectus to subsequent purchasers at the time of resale. The Company acknowledges that it is for this reason that it has agreed (i) that the Canadian Preliminary Prospectus and the Canadian Final Prospectus are to be filed with all relevant securities regulatory authorities in the Qualifying Provinces and receipts are to be obtained therefor within the time periods contemplated by this Agreement (ii) that the Form S-3 and all amendments thereto are to be filed with the SEC and the Form S-3 shall be declared effective within the time periods contemplated by this Agreement and
(iii) to meet the Escrow Conditions. Accordingly, in the event that the Escrow Conditions are not satisfied prior to the Termination Date each Purchaser may elect either (i) to cause the Company to repurchase at any time during the Retraction Period the Special Warrants that have not previously been exercised at a price per Special Warrant equal to $21.00 together with all interest earned on the proceeds from the sale of the Special Warrants so retracted which are held in escrow under the Escrow Agreement from the Special Warrant Closing Date to and including the date that such purchaser exercised his right of retraction or (ii) to acquire the Common Shares pursuant to the terms of the Special Warrant Indenture. In the event that the Escrow Conditions have not been satisfied and a Purchaser has not made an election during the Retraction Period, the Special Warrants in respect of which no election has been made will promptly be retracted by the Company at a price per Special Warrant equal to $21.00 together with all interest earned on the proceeds from the sale of the Special Warrants so retracted which are held in escrow under the Escrow Agreement from the Special Warrant Closing Date to and including the date such Special Warrants are retracted.

4.    (a)   DELIVERIES AT TIME OF FILING CANADIAN DOCUMENTS.  The Company
shall deliver to the Dealer contemporaneously with or prior to the filing of the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, with the Ontario Securities Commission or with the applicable securities regulatory authority in each of the Qualifying Provinces:

      (i) a signed copy of the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as the case may be;

      (ii) signed copies of any other document required to be filed by the Company under the laws of each of the Qualifying Provinces in compliance with Canadian Securities Laws applicable therein; and

      (iii) with respect to the filing of the Canadian Final Prospectus, a comfort letter of the auditors of the Company, addressed to the directors of the Company and the Dealer in form and substance satisfactory to the Dealer, relating to the verification of the financial information and accounting data contained in the Canadian Final Prospectus, which letter shall be in addition to any auditor's report contained in the Canadian Final Prospectus and the auditor's comfort letter addressed to the securities regulatory authorities in the Qualifying Provinces and which shall be based on a review by the auditors to a date not more than two Business Days prior to the date of the Canadian Final Prospectus.

      (b) DELIVERIES AT THE TIME OF FILING U.S. DOCUMENTS. The Company shall deliver to the Dealer as many signed copies of the Form S-3, and all amendments thereto, whether filed before or after the Form S-3 becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as the Dealer may reasonably request.

      (c) CANADIAN SUPPLEMENTARY MATERIAL. The Company shall also prepare and deliver promptly to the Dealer duly signed copies of all supplementary prospectuses or supplemental statements or other documents required to be filed by the Company in connection with the qualification of the Common Shares under the laws of any Qualifying Province or by Canadian Securities Laws and of any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus or other document required to be filed under Section 6 (collectively, the "Supplementary Material"). The Canadian Prospectus and the Supplementary Material shall be in form and substance satisfactory to the Dealer, acting reasonably.

      (d) REPRESENTATION AS TO CANADIAN PROSPECTUS AND SUPPLEMENTARY MATERIAL. Delivery of the Canadian Prospectus and any Supplementary Material shall constitute a representation and warranty by the Company to the Dealer that all information and statements (except information and statements relating solely to or provided solely by the Dealer) contained in the Canadian Prospectus and Supplementary Material, as the case may be, are true and correct in all material respects at the time of delivery thereof and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Common Shares and that no material fact has been omitted therefrom (except facts or information relating solely to or provided by the Dealer) which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Company's consent to the Dealer's use of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material and any other public documents supplied to the Dealer by the Company in connection with the distribution of the Common Shares in the Qualifying Provinces in compliance with the provisions of this Agreement and applicable Canadian Securities Laws.

      (e) COPIES OF CANADIAN PROSPECTUS. The Company shall cause copies of the Canadian Preliminary Prospectus and the Canadian Final Prospectus in the English and French languages to be delivered to the Dealer without charge, in such numbers and in such cities in the Qualifying Provinces as the Dealer may reasonably request by oral instructions to the Company. Such delivery shall be effected as soon as possible and, in any event, with respect to the Canadian Preliminary Prospectus and the Canadian Final Prospectus, on or before a date two Business Days after the receipt is issued therefor by the last of the securities regulatory authorities in the Qualifying Provinces.
The Company shall similarly cause to be delivered copies of the Supplementary Material.

5.          COVENANTS OF THE COMPANY.

      (a) The Company hereby covenants to the Dealer and to the Purchasers that:

      (i) the Company will use its best efforts at all times from the date hereof to the third anniversary of the Common Share Closing Date to remain a reporting issuer under the U.S. Exchange Act and to file on a timely basis all periodic reports, proxy or information statements and all other reports and information required to be filed under the U.S. Securities Laws and the rules and regulations thereunder;

      (ii) the Company shall take all steps necessary to authorize the execution and delivery of the Escrow Agreement and the Special Warrant Indenture and shall use its reasonable best efforts to ensure that the Common Shares are or will be listed and posted for trading on The Toronto Stock Exchange and Nasdaq at the Common Share Closing Time;

      (iii) the Company shall at all times prior to the filing of the Canadian Final Prospectus in each of the Qualifying Provinces allow the Dealer and its representatives to conduct all due diligence which the Dealer may reasonably require to be conducted in order to fulfil its obligations as an underwriter under Canadian Securities Laws and in order to enable the Dealer responsibly to execute any certificate required to be executed by the Dealer in connection with a prospectus, and it shall be a condition precedent to the Dealer's execution of any certificate in any prospectus that it be satisfied, acting reasonably, as to the form and content of each prospectus;

      (iv) as long as any Special Warrants are outstanding the Company shall comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of the other Canadian Securities Laws;

      (v) the Company shall use its reasonable best efforts to fulfil, at or prior to the Special Warrant Closing Date, each of the conditions set out in Section 10;

      (vi) the Company shall not, without the written consent of the Dealer, such consent not to be unreasonably withheld, have issued or sold any Common Shares or any securities convertible thereinto or exchangeable therefor from the date hereof until the date which is ninety days following the date upon which the Company has received a receipt from the securities regulatory authorities in each of the Qualifying Provinces, nor shall the Company publicly announce prior to such date any intention to do so thereafter, except for
            (i) the issuance of any Common Shares upon exercise of Special Warrants, (ii) the grant of any rights or options under the Acme Metals Incorporated Employee Stock Ownership Plan, the Acme Metals Incorporated 1986 Stock Incentive Program or the Acme Metals Incorporated 1994 Stock Incentive Program, (iii) the issue of any Common Shares pursuant to the exercise of any such rights or options under the Acme Metals Incorporated Employee Stock Ownership Plan, the Acme Metals Incorporated 1986 Stock Incentive Program or the Acme Metals Incorporated 1994 Stock Incentive Program and (iv) the issue of up to $40 million of Common Shares, or securities convertible thereinto or exchangeable therefor, on a private placement basis to contractors, equipment suppliers or other suppliers of raw materials ("Project Investors") for use in connection with the construction of a continuous thin slab caster/hot strip mill provided that (A) no such securities are issued at a price of less than $21.00, (B) the dividend of any preferred share must not exceed 7% per annum, and (C) the Project Investors agree not to resell any such securities prior to November 7, 1994;

      (vii) the Company will not issue any news release in the United States with respect to the placement of Special Warrants in Canada until 40 days after the Special Warrant Closing;

      (viii)the Company will not issue any news release in the United States with respect to the Common Shares; provided that such a news release may be issued pursuant to Rule 134 under the U.S. Securities Act, in a form reasonably acceptable to the Dealer, on and after the date on which the Form S-3 is filed with the SEC; and

      (ix) if at any time before the Special Warrant Closing any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Dealer or counsel to the Company, to amend or supplement the Private Placement Materials in order that the Private Placement Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Private Placement Materials are delivered to a Purchaser, the Company will prepare and furnish to each Purchaser such amendment or supplement to the Private Placement Materials as may be necessary to correct such untrue statement or omission.

      (b) TRANSLATION OPINIONS. The Company shall, immediately following the filing of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, deliver to the Dealer (i) an opinion of its Quebec counsel, addressed to the Dealer, the Company and the directors of the Company, in form and substance satisfactory to the Dealer's counsel, acting reasonably, to the effect that the French language version of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, except for the financial information and accounting data included therein, as to which no opinion need be expressed, is in all material respects a reasonable translation of the English language version thereof, and that such English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and (ii) an opinion of the auditors of the Company, addressed to the Dealer, the Company and the directors of the Company, to the effect that the French language version of the financial information contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

      (c) CONDITION TO DEALER'S CERTIFICATION. The obligation of the Dealer to execute any certificate or deliver any documents pertaining to the Canadian Preliminary Prospectus and the Canadian Final Prospectus shall be conditional upon compliance by the Company to the date of such execution and delivery with each of its covenants contained in subsection 4(a) and this
Section 5 to be complied with prior to such execution and delivery.

6.    (a)   MATERIAL CHANGES DURING CANADIAN DISTRIBUTION.  During the
period from the date hereof to the Common Share Closing Date, the Company shall promptly notify the Dealer in writing of:

      (i) any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities

      (contingent or otherwise) or capital of the Company and its subsidiaries except for the issuance of the Common Shares upon the exercise of Special Warrants; or

      (ii) the existence of a previously undisclosed material fact or any change in any material fact contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus or any Supplementary Material, which fact or change is or may be of such a nature as to render any statement in the Canadian Preliminary Prospectus, the Canadian Final Prospectus or Supplementary Material misleading or untrue or result in a misrepresentation or which would result in the Company and/or the Canadian Preliminary Prospectus, the Canadian Final Prospectus or such Supplementary Material not complying (to the extent that such compliance is required) with any Canadian Securities Laws.

The Company shall promptly, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under Canadian Securities Laws as a result of such change; provided that the Company shall not file any Supplementary Material or other document without first obtaining from the Dealer the approval of the Dealer, after consultation with the Dealer with respect to the form and content thereof, which approval shall not be unreasonably withheld. The Company shall in good faith discuss with the Dealer any fact or change in circumstances (actual, anticipated, contemplated or threatened, and financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Dealer pursuant to this Section 6.

      (b) CHANGE IN CANADIAN SECURITIES LAWS. If during the period of distribution to the public of the Common Shares, there shall be any change in Canadian Securities Laws which in the opinion of counsel to the Company or of counsel to the Dealer requires the filing of Supplementary Material, the Company shall, to the satisfaction of its counsel and the Dealer's counsel, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Provinces where such filing is required.

7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in purchasing Special Warrants, that:

      (a) at the time the Private Placement Materials are delivered to the Purchasers and at all times subsequent thereto up to and including the Special Warrant Closing Time, none of the Private Placement Materials nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (b) each of the Company and its subsidiaries has been duly incorporated and organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets and each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which it carries on business except where the failure to be so qualified would not have a material adverse effect on the Company, and the Company has all requisite corporate power and authority to carry out its obligations under the Agreements;

      (c) no consent, approval, permit, authorization, order or filing of any court or governmental agency or body of the United States (federal, state or local), Canada or any Qualifying Province is required by the Company for the execution and delivery of and the performance by the Company of its obligations under the Agreements, including the valid authorization, issuance, sale and delivery of the Special Warrants, except as may be required under the Canadian Securities Laws, the U.S. Securities Act, the U.S. state securities or blue sky laws or the by-laws, rules and regulations of The Toronto Stock Exchange or Nasdaq;

      (d) none of the execution and delivery of the Agreements, the performance by the Company of its obligations thereunder, the sale of the Special Warrants hereunder or the issuance of the Common Shares will conflict with or result in a breach of (i) any statute, rule or regulation applicable to the Company including, without limitation, the Canadian Securities Laws, the U.S. Securities Laws and the by-laws, rules and regulations of The Toronto Stock Exchange and Nasdaq, provided that any consent, approval, permit, authorization, order or filing required under the Canadian Securities Laws, the U.S. Securities Laws or the by-laws, rules and regulations of The Toronto Stock Exchange or Nasdaq have been obtained by the Special Warrant Closing Date or the Common Share Closing Date, as the case may be; (ii) the charter, by-laws or resolutions of the Company which are in effect at the date hereof; (iii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of its subsidiaries is a party or by which it is bound; or (iv) any judgment, decree or order binding the Company or any of its subsidiaries or the property or assets of the Company or any of its subsidiaries;

      (e) at the date hereof, the Company is in compliance with its timely disclosure obligations under U.S. Securities Laws and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company and its subsidiaries, taken as a whole, since September 30, 1993 which has not been publicly disclosed;

      (f) the audited consolidated financial statements of the Company for the period ending December 26, 1993 have been prepared in accordance with generally accepted accounting principles in the United States and present fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Company as at December 26, 1993 and the consolidated results of its operations and the changes in its financial position for the period then ended;

      (g) this Agreement has been duly authorized, executed and delivered by the Company and is legally binding upon the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

      (h) at the Special Warrant Closing Time, each of the Escrow Agreement, the Registration Rights Agreement, the Special Warrant Indenture and the Special Warrants shall have been duly authorized, executed and delivered by the Company and shall be legally binding upon the Company and shall be enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies;

      (i) at the Special Warrant Closing Time, all necessary corporate action will have been taken by the Company to allot and authorize the issuance of the Common Shares which are issuable upon the due exercise of the Special Warrants, and upon due exercise of the Special Warrants, the Common Shares will be validly issued, fully paid and non-assessable; and

      (j) at the date hereof, at the Special Warrant Closing Date and the Common Share Closing Date, all of the outstanding shares of capital stock of the Company have been and will be duly authorized and validly issued and are and will be fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was or will be issued in violation of the preemptive rights of any stockholder of the Company .

8.    (a)   SPECIAL WARRANT CLOSING DELIVERIES.  The purchase and sale of the Special Warrants shall be completed at the Special Warrant Closing Time at the offices of Gowling, Strathy & Henderson, Suite 4900, Commerce Court West, Toronto, or at such other place as the Dealer and the Company may agree upon. At or prior to the Special Warrant Closing Time, the Company shall duly and validly deliver to the Dealer on behalf of the Purchasers certificates in definitive form representing Special Warrants registered in such names as the Dealer shall have directed not later than two Business Days prior to the Special Warrant Closing Date, against payment at the direction of the Company to the Escrow Agent in trust of the aggregate subscription price therefor in lawful money of the United States by certified cheque or banker's draft payable at par in the City of Toronto, or by wire transfer to such account as the Escrow Agent shall have notified the Dealer prior to the Special Warrant Closing Date. The Company shall contemporaneously pay to the Dealer the underwriters' fee in respect of the Special Warrants by certified cheque or banker's draft payable in the City of Toronto or by wire transfer to such account as the Dealer shall have notified the Company prior to the Special Warrant Closing Date, against delivery of a receipt therefor.

      (b) PAYMENT OF WARRANT AGENT'S FEES. The Company shall pay all fees and expenses payable to the Warrant Agent in connection with the preparation, delivery, and certification of the Special Warrants contemplated by subsection 8(a).

9. RELEASE OF ESCROW FUNDS TO THE COMPANY. The parties acknowledge and agree that, subject to the Escrow Conditions, all funds held by the Escrow Agent in escrow pursuant to the Escrow Agreement shall be released by the Escrow Agent to the Company immediately following the Common Share Closing Time in accordance with the terms and conditions of the Escrow Agreement.

10.   SPECIAL WARRANT CLOSING CONDITIONS.  The Dealer's, and each
Purchaser's, obligation to purchase the Special Warrants at the Special Warrant Closing Time shall be conditional upon the fulfilment at or before the Special Warrant Closing Time of the following conditions:

      (a) the Dealer shall have received a certificate, dated as of the Special Warrant Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the persons so signing, after having made due enquiry, that (i) no order ceasing or suspending trading in securities of the Company or prohibiting the sale of the Special Warrants or the issuance of the Common Shares has been issued and no proceedings for such purpose are pending or threatened; (ii) since December 26, 1993, there has not been any material adverse change in the affairs of the Company or its subsidiaries, financial or otherwise, which requires disclosure under the timely disclosure provisions of the U.S. Securities Laws, except as has been publicly disclosed and no such disclosure has been made on a confidential basis; (iii) except as disclosed in the financial statements for the year ended December 26, 1993, the Company and its subsidiaries do not have any contingent liabilities out of the ordinary course of business which are material to the Company or its subsidiaries; (iv) there are no actions, suits, proceedings or inquiries pending or threatened in writing by a responsible party against or affecting the Company or any of its subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in Canada or elsewhere, which could reasonably be expected to materially and adversely affect the financial condition or prospects of the Company and its subsidiaries taken as a whole; (v) there is no order or investigation of or by any court or regulatory authority in any manner questioning the validity of any material licences, permits, consents, approvals or other operating authorities of the Company or its subsidiaries and which are necessary for the Company or its subsidiaries to carry on its business as currently conducted; (vi) no default exists or will exist as a result of the issuance of the Special Warrants or the Common Shares under any instrument or agreement securing or otherwise relating to indebtedness for borrowed money (including indebtedness under title retention agreements) of or guaranteed by the Company or its subsidiaries and each of the Company and its subsidiaries has performed each of the covenants on its part to be performed under any such instrument or agreement, the non-performance of which could reasonably be expected to have a material adverse effect on the Company or its subsidiaries; (vii) the representations and warranties of the Company set out in
            Section 7 are true and correct as of the date of the Special Warrant Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and (viii)the Company has complied with all the terms, covenants and conditions of this Agreement on the Company's part to be complied with up to the time of the Special Warrant Closing Date;

      (b) the Dealer shall have received certificates dated the Special Warrant Closing Date, signed by appropriate officers of the Company, with respect to the articles and by-laws of the Company, the resolutions of the Company's Board of Directors relevant to the creation, allotment, issue and sale of the Special Warrants and the Common Shares, the incumbency and signature of signing officers and the appointment of Montreal Trust Company of Canada as the Warrant Agent under the Special Warrant Indenture;

      (c) the Registration Rights Agreement shall have been executed and delivered by the Company and the Purchasers (or their attorney-in-fact), in form and substance satisfactory to the Dealer and their counsel, acting reasonably;

      (d) the Special Warrant Indenture shall have been executed and delivered by the Company and Montreal Trust Company of Canada as Warrant Agent for the holders of the Special Warrants in form and substance satisfactory to the Dealer and its counsel, acting reasonably;

      (e) the Company shall have permitted the Dealer to conduct all due diligence investigations which the Dealer may reasonably require to be conducted and the Dealer shall be satisfied with the results of such due diligence;

       (f) the Escrow Agreement shall have been executed and delivered by the Company and Montreal Trust Company of Canada as Escrow Agent in form and substance satisfactory to the Dealer and its counsel, acting reasonably;

      (g) the Dealer shall have received an opinion from U.S. counsel to the Company addressed to it and in form and substance satisfactory to it and its counsel substantially to the effect that:

            (i) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to carry on its business as now conducted and the Company has the corporate power and capacity to perform its obligations under this Agreement, the Escrow Agreement, the Special Warrant Indenture and the Registration Rights Agreement (collectively, the "Agreements");

            (ii) none of the execution and delivery of the Agreements, the performance by the Company of its obligations thereunder, the sale or issuance of any Special Warrants thereunder or the issuance of the Common Shares will conflict with or result in any breach of or invoke the operation of any adjustment or anti-dilution provision in the constating documents or by-laws of the Company;

            (iii) each of the Agreements has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws affecting creditors' rights generally and to general principles of equity, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

            (iv) the authorized capital of the Company consists of 20,000,000 shares of common stock, par value $1.00, and 2,000,000 shares of preferred stock, par value $1.00;

            (v) the Common Shares have been duly authorized and reserved for issuance to the holders of the Special Warrants and, upon the exercise thereof in accordance with the provisions of the Special Warrant Indenture, such Common Shares will be validly issued as fully paid and non-assessable;

            (vi) the Special Warrants (i) have been validly created and issued by the Company; (ii) have been duly executed and delivered by the

                  Company; and (iii) are valid, legal and binding obligations of the Company enforceable in accordance with their terms subject to qualifications as in paragraph (iii) above;

            (vii) the payment of the underwriting fee by the Company to the
                  Dealer is not subject to U.S. federal, state or local income taxes or federal withholding taxes;

            (viii)there is no stamp, registration or similar tax, fee, duty, levy or other governmental charge under the laws of the United States or the State of Delaware in connection with the execution and delivery of the Agreements or the issuance and sale of the Special Warrants in the manner contemplated by the Agreements;

            (ix) no registration of the Special Warrants under the U.S. Securities Act is required for the offer, sale and delivery of the Special Warrants to the Purchasers;

            and in providing such opinion, counsel may, where appropriate, rely on the opinions of counsel regarding the laws of jurisdictions other than the United States and Illinois, as the case may be, and, as to matters of fact or expert matters not within the knowledge or professional competence of counsel, on certificates of public officials and of the auditors, transfer agent and officers of the Company.

      (h) the Dealer shall have received an opinion from Canadian counsel to the Company addressed to it and in form and substance satisfactory to it and its counsel substantially to the effect that:

            (i) the issuance and sale of the Special Warrants by the Company to the Purchasers are exempt from the prospectus requirements of Canadian Securities Laws and no documents are required to be filed (other than certain forms, reports, certificates and undertakings), proceedings taken or approvals, permits, consents or authorizations obtained under the Canadian Securities Laws to permit such issuance and sale; and the issuance of the Common Shares, prior to the Common Share Closing, to a purchaser thereof is exempt from the prospectus and registration requirements of Canadian Securities Laws subject to certain provisos and specified resale restrictions;

            (ii) upon the filing of the Canadian Final Prospectus (and any required amendments thereto), the issuance of receipts therefor under Canadian Securities Laws and delivery of the Canadian Final Prospectus (and any required amendments thereto) to the Purchasers, all prior to the exercise of the Special Warrants, all legal requirements will have been fulfilled by the Company under the Canadian Securities Laws to qualify, without resort to the prospectus exemption provisions of such applicable laws, the distribution of the Common Shares in each of the Qualifying Provinces upon the exercise of Special Warrants in accordance with the Special Warrant Indenture, and that the issuance of the Common Shares by the Company upon such exercise is exempt from the registration requirements of such applicable laws subject to certain provisos; the Common Shares will not be subject to any statutory hold period and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents, or authorizations obtained under the Canadian Securities Laws to permit the first trade in the Qualifying Provinces of such Common Shares, through registrants registered under applicable laws who have complied with such applicable laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions and provided that such first trade is not a "distribution" by virtue of subparagraph (c) of the definition thereof set forth in the Securities Act (Ontario) and analogous provisions of the other Canadian Securities Laws; and

            (iii) the sale of any Special Warrants in Quebec complies with
                  Quebec language laws;

            and in providing such opinion, counsel may, where appropriate, rely on the opinions of counsel regarding the laws of jurisdictions other than Canada and Ontario, as the case may be, and, as to matters of fact or expert matters not within the knowledge or professional competence of counsel, on certificates of public officials and of the auditors, the transfer agent and the officers of the Company;

      (i) the Dealer shall have received at the Special Warrant Closing Time a favourable legal opinion dated the Special Warrant Closing Date from its U.S. counsel, Shearman & Sterling, with respect to such matters as the Dealer may reasonably request;

      (j) the Dealer shall have received at the Special Warrant Closing Time a favourable legal opinion dated the Special Warrant Closing Date from its Canadian counsel, Osler, Hoskin & Harcourt, with respect to such matters as the Dealer may reasonably request in form and substance satisfactory to the Dealer acting reasonably; provided that the Dealer's counsel in providing such opinion shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than Canada and the Province of Ontario and provided further that Dealer's counsel may rely upon the opinion of the corporate counsel for the Company, with respect to matters specifically relating to the Company and its subsidiaries and as to matters of fact, on certificates of public officials and officers of the Company; and

      (k) the Dealer shall have received on the date hereof and at the Special Warrant Closing Time, a letter dated the date hereof and a letter dated the Special Warrant Closing Date, respectively, from Price Waterhouse, the independent public accountants of the Company, each letter containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters relating to financial statements and certain financial information contained in the Private Placement Materials, and with respect to such letter dated the Special Warrant Closing Date, as to such other matters as the Dealer may reasonably request and in form and substance satisfactory to the Dealer.

            Any breach or failure to comply with any of the foregoing conditions shall entitle the Dealer, in its sole discretion, acting reasonably, to terminate the obligations of the Dealer under this Agreement and the obligations of the Purchasers under the Subscription Agreements by written notice to that effect given to the Company prior to the Special Warrant Closing Time.

11. COMMON SHARE CLOSING CONDITIONS. The release of funds to the Company under the Escrow Agreement shall be conditional upon the fulfilment at or before the Common Share Closing Time of the following conditions:

      (a) the Dealer shall have received the comfort letter referred to in clause (iii) of subsection 4(a);

      (b) the Dealer shall have received notarial copies of receipts for the Canadian Final Prospectus issued by the securities regulatory authorities in each of the Qualifying Provinces;

      (c) the Dealer and the Escrow Agent shall have received notarial copies of a letter from The Toronto Stock Exchange confirming that the Common Shares have been, or no later than the Common Share Closing Time will be, listed and posted for trading on such Exchange, subject only to the filing of documents and evidence of satisfactory distribution, if necessary, in accordance with the requirements of the Exchange relating to the listing of securities of a foreign company;

      (d)   the Common Shares shall be qualified for inclusion on Nasdaq;

      (e) the Dealer shall have received an opinion from U.S. counsel to the Company addressed to it and in form and substance reasonably satisfactory to it and its counsel substantially to the effect that the statements contained in the Canadian Final Prospectus relating to the U.S. income tax consequences of an investment in the Special Warrants and Common Shares fairly present the United States federal income tax consequences to holders of Special Warrants who are subject to U.S. federal income tax with respect to the Special Warrants and, upon exercise of the Special Warrants into Common Shares, the Common Shares;

      (f) the Dealer shall have received an opinion from Canadian counsel to the Company addressed to it and in form and substance reasonably satisfactory to it and its counsel substantially to the effect that:

            (i) the statements contained in the Canadian Final Prospectus relating to the Canadian income tax consequences of an investment in the Common Shares fairly present the principal Canadian federal income tax considerations under the Income Tax Act (Canada) to persons who are residents of Canada and who acquire Special Warrants and who, for purposes of the Income Tax Act (Canada), deal at arm's length with the Company, hold Special Warrants and will hold Common Shares acquired upon the exercise of Special Warrants as capital property;

            (ii) the Common Shares are qualified investments or are not precluded as investments under the statutes listed under the heading "Eligibility For Investment" in the Canadian Final Prospectus;

      (g) the Dealer and the Escrow Agent shall have received at the Common Share Closing Time a certificate of the Company, executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the day of delivery, based on the best of the knowledge of the signatories after due enquiry, stating that at the date of delivery of the certificate (A) all information and statements (except information and statements relating solely to or provided solely by the Dealer) contained in the Canadian Prospectus and Supplementary Material are true and correct in all material respects and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Common Shares and that no material fact has been omitted therefrom (except facts or information relating solely to or provided by the Dealer) which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances under which they were made, all as of the filing of such Canadian Prospectus and Supplementary Material with the applicable securities regulatory authority in each of the Qualifying Provinces; (B) the Company is in compliance with all of its covenants and agreements contained in this Agreement which survive the completion of the sale and purchase of the Special Warrants and all of its covenants and agreements contained in the Registration Rights Agreement, the Escrow Agreement and the Special

            Warrant Indenture, and it is not in breach or default thereunder and no event or circumstance exists which, after notice or lapse of time or both, would constitute a breach or default thereunder by the Company, provided that such certificate need not confirm compliance with any such covenants or agreements or the absence of any such breach, default, event or circumstance to the extent it is waived by the Dealer; (C) the Company is not bankrupt or insolvent, has not made any proposal in bankruptcy or assignment for the benefit of creditors, is not subject to any resolution or proceeding for its winding-up, liquidation or dissolution, voluntary or involuntary, and is not subject to any petition in bankruptcy, receiving order at the instance of any creditor or appointment (privately or through any court) of a receiver or receiver-manager; and (D) the Company is not aware of any event, condition or circumstance which would entitle the Dealer to assert the rights of indemnity contained herein;

      (h) the board of directors of the Company shall have approved the proposed construction of a continuous thin slab caster/hot strip mill;

      (i) the Company shall have received assurance, reasonably acceptable in form and substance to the Dealer, that not less than 85% of the reasonably estimated funds (currently estimated to be between $300 million and $350 million) needed for the construction of a continuous thin slab caster/hot strip mill (inclusive of the Company's cash on hand) will be available to the Company upon terms acceptable to it; and

      (j)   the Form S-3 shall have been declared effective by the SEC.

12.   U.S. RESALE RESTRICTIONS ON THE SPECIAL WARRANTS AND THE COMMON SHARES

      (a)   The Dealer represents, warrants and covenants to the Company that:

      (i) none of the Dealer, its subsidiaries or any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Special Warrants;

      (ii) it acknowledges that the Special Warrants have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person unless such transfer is to the Company;

      (iii) it agrees that, at or prior to the confirmation of the sale of the Special Warrants, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Special Warrants from it a confirmation or notice substantially to the following effect:

                  "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States, or for the account of, U.S. persons at any time. Any attempted transfer of these securities to a U.S. person will be considered null and void";

      (iv) it agrees to obtain undertakings substantially identical to 12(a)(i), (ii) and (iii) above, from each member of any banking or selling group formed in connection with the distribution of the Special Warrants contemplated hereby;

      (v) other than any banking or selling group agreement, it has not entered into and will not enter into any contractual arrangements with respect to the distribution of the Special Warrants, except with affiliates (as defined under Rule 405 under the U.S. Securities Act) or with the prior written consent of the Company.


      (b) The Dealer acknowledges and agrees with the Company that it shall cause each Purchaser to represent, warrant and agree in the Subscription Agreement that:

      (i) if such Purchaser decides to offer, sell or otherwise transfer any of the Special Warrants, it will not make any such transfer, directly or indirectly, unless the transfer is (A) to the Company or (B) outside the United States in accordance with Rule 903 or Rule 904 under the U.S. Securities Act;

      (ii) the Special Warrant certificates will be legended, on the front-side thereof, to the following effect:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY TO THE CORPORATION OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT."

      (iii) any attempted transfer of Special Warrants to or for the account or benefit of a U.S. person (other than the Company) will be considered null and void;

      (iv) consents to the Company making a notation on its records or giving instructions to the Warrant Agent in order to implement the restrictions on transfer of the Special Warrants set forth and described herein;

      (v) if the Form S-3 is effective at the time any Special Warrants are exchanged for Common Shares, such Purchaser will not offer, sell or otherwise transfer the Common Shares, directly or indirectly, unless the sale or transfer is made:

                  (A)   to the Company; or

                  (B) outside the United States in accordance with the requirements of Rule 904 under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

                  (C) inside the United States so long as the current prospectus contained in the Form S-3 is delivered to the subsequent transferee upon such transfer and the Form S-3 is effective at such time; or

                  (D) inside the United States pursuant to Rule 144(k) under the Securities Act, if available.

      (vi) if the Form S-3 is effective at the time any Special Warrants are exchanged for Common Shares, upon original issuance of the Common Shares, the certificates representing the Common Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend on the front-side thereof:

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER A FORM S-3 SHELF REGISTRATION STATEMENT ("FORM S-3") FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN OR THROUGH A DESIGNATED OFFSHORE SECURITIES MARKET IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
                  (C) INSIDE THE UNITED STATES SO LONG AS THE CURRENT PROSPECTUS CONTAINED IN THE FORM S-3 IS DELIVERED TO THE TRANSFEREE UPON SUCH TRANSFER OR (D) INSIDE THE

                  UNITED STATES PURSUANT TO RULE 144(K) UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND THE UNITED STATES. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE GOOD DELIVERY MAY BE OBTAINED FROM FIRST CHICAGO TRUST COMPANY OF NEW YORK OR MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION";

            provided that if the Common Shares are being sold under subparagraph 12(b)(v)(B) above, the legend may be removed by providing a declaration to First Chicago Trust Company of New York, as registrar and transfer agent, or Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

            "The undersigned (A) acknowledges that the sale of ______________ Common Shares, represented by certificate numbers________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the "Securities Act") and (B) certifies that (1) it is not an "affiliate" of Acme Metals Incorporated (as defined under Rule 405 under the Securities Act), (2) the offer of such securities was not made to a person in the United States and the transaction was executed on or through The Toronto Stock Exchange and neither seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in directed selling efforts in connection with the offer or sale of such securities. Terms used herein have the meanings given to them under Regulation S";

            further provided that if the Common Shares are being sold under subparagraph 12(b)(v)(C) above, the legend may be removed by providing a declaration to First Chicago Trust Company of New York, as registrar and transfer agent, or Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

            "The undersigned acknowledges that the sale or other transfer of ______________Common Shares, represented by certificate numbers
            _________, to which this declaration relates has been registered under the United States Securities Act of 1933 (the "Securities Act") and the seller hereby certifies that it has delivered to each buyer, directly or through a U.S.

            registered broker-dealer, a current prospectus contained in an effective Form S-3 registration statement relating to the Common Shares. The undersigned acknowledges that the sale or transfer will not be consummated until the Prospectus is delivered to the transferee";

            further provided that if the Common Shares are being sold under subparagraph 12(b)(v)(D) above, the legend may be removed by delivery to First Chicago Trust Company of New York or Montreal Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under the applicable requirements of the U.S. Securities Act or state securities laws.

     (vii) if the Form S-3 is not effective at the time any Special Warrants are exchanged for Common Shares, such Purchaser will not offer, sell or otherwise transfer the Common Shares, directly or indirectly, unless the sale or transfer is made:

            (A)   to the Company; or

            (B) outside the United States in compliance with the requirements of Rule 904 under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

            (C) the Common Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and it has therefore furnished to the Montreal Trust Company of Canada an opinion of counsel of recognized standing reasonably satisfactory to Montreal Trust Company of Canada and the Company; or

            (D) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available;

     (viii) if the Form S-3 is not effective at the time any Special Warrants are exchanged for Common Shares, upon original issuance of the Common Shares, the certificates representing the Common Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend on the front-side thereof:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY

            BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION.
            DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

      PROVIDED, that if the Special Warrants are being sold under subparagraph 12(b)(vii)(B) above, the legend may be removed by providing a declaration to Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

            The undersigned (A) acknowledges that the sale of_______________ Common Shares, represented by certificate numbers_______, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the "Securities Act") and (B) certifies that (1) it is not an "affiliate" of Acme Metals Incorporated (as defined in Rule 405 under the Securities Act), (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or
            (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S";

      further provided that if any Common Shares are being sold under subparagraph 12(b)(vii)(C) or 12(b)(vii)(D) above, the legend may be removed by delivery to Montreal Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under the applicable requirements of the U.S. Securities Act or state securities laws.

      (ix) consents to the Company making a notation on its records or giving instructions to First Chicago Trust Company of New York, as registrar and transfer agent, or Montreal Trust Company of Canada, as Canadian registrar and transfer agent, in order to implement the restrictions on transfer of the Common Shares set forth and described herein.

      (c)   The Company represents and warrants to the Dealer that:

            (i) None of the Company, its subsidiaries or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Special Warrants; and

            (ii) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

13.   EXTENSION OF TERMINATION DATE.  In the event that the Escrow
Conditions are not satisfied prior to 5:00 pm on August 25, 1994, the Company may extend the Termination Date to a date not later than September 14, 1994 provided that (i) holders of Special Warrants of record on August 18, 1994 (the "Record Date") holding a majority of all outstanding Special Warrants have consented in writing to such extension prior to August 25, 1994 in accordance with the procedures established for obtaining the approval of holders of Special Warrants in the Special Warrant Indenture, (ii) the Company shall have deposited with the Warrant Agent sufficient funds for the payment to each holder of Special Warrants of record on the Record Date of a sum equal to the product obtained by multiplying the number of days for which the Company wishes to extend the Termination Date by $27,500 by the quotient obtained by dividing the number of Special Warrants held by such holder on the Record Date by the total number of outstanding Special Warrants on the Record Date, and (iii) the Company shall have provided the Warrant Agent with an irrevocable direction to make such payment in the event that the Termination Date is extended.

14.   RIGHTS OF TERMINATION

      (a) If any inquiry, investigation or other proceeding should be made, threatened or announced or any order should be issued under or pursuant to any statute of Canada or the United States or of any of the provinces or states, as the case may be, or by any official of any stock exchange or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Company or its subsidiaries or otherwise, except for any such inquiry, investigation, proceeding or order based upon the activities or the alleged activities of the Dealer, which in the reasonable opinion of the Dealer would prevent the distribution of the Special Warrants or the Common Shares, the Dealer shall be entitled, at its option and in addition to any other remedies it might have, to terminate its obligations under this Agreement (and the obligations of Purchasers arranged by them to purchase the Special Warrants) by written notice to that effect given to the Company at or at any time prior to the Special Warrant Closing Time. In the event of such termination by the Dealer there shall be no further liability on the part of the Dealer to the Company or of the Company to the Dealer except for any liability which may have arisen or may thereafter arise under Sections 15 and 17.

      (b) In the event that at or at any time prior to the Special Warrant Closing Time there should occur any material adverse change or a change in any material fact such as is contemplated in Section 6 hereof, or any information regarding the Company or any of its subsidiaries which was undisclosed as of the date of this Agreement is disclosed, which, in either case, in the reasonable opinion of the Dealer would be expected to have a significant adverse effect on the market price or value of the Common Shares, the Dealer shall be entitled to terminate its obligations under this Agreement (and the obligations of Purchasers arranged by them to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Special Warrant Closing Time.

      (c) If at any time on or prior to the Special Warrant Closing Time there shall develop, occur or come into effect:

      (i)   any occurrence of national or international consequence or,

      (ii) any event, condition, law, action, government regulation, inquiry or other occurrence of any nature whatsoever,

which in the reasonable opinion of the Dealer, materially affects or may materially affect the financial markets of Canada or the United States generally or the earnings, business, operations, affairs or prospects of the Company and its subsidiaries taken as a whole, the Dealer shall be entitled to terminate its obligations contained in this Agreement (and the obligations of Purchasers arranged by them to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Special Warrant Closing Time.

      (d) In the event of a termination by the Dealer (and the Purchasers) pursuant to this Section 14, there shall be no further liability on the part of the Dealer to the Company or of the Company to such Dealer except any liability which may have arisen or may thereafter arise under Sections 15 and 17.

      (e) Any termination by the Dealer (and the Purchasers) pursuant to the terms of this Section 14 shall be effected by notice in writing delivered to the Company at its address as set out herein. The right of the Dealer (and the Purchasers) to so terminate their respective obligations under this Agreement is in addition to such other remedies as they have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

15. EXPENSES. Whether or not the sale of the Special Warrants or the issuance of the Common Shares upon exercise of such Special Warrants shall be completed, all expenses of or incidental to the issue and delivery of such Special Warrants and the Common Shares and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation, expenses in connection with the issuance and sale of the Special Warrants, all private placement fees required under Canadian Securities Laws, the qualification of the Common Shares for distribution to the public, the fees (if any) and expenses of counsel to the Dealer in connection with the qualification of the Common Shares under the U.S. state securities or blue sky laws, the fees and expenses of counsel to the Company and all local counsel selected by the Company, and all costs incurred in connection with the preparation, translation and printing of the Private Placement Materials, the Form S-3, the U.S. Prospectus, Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Supplementary Material. The out-of-pocket expenses of the Dealer, including the fees and disbursements of its counsel, shall be borne by the Dealer, provided that in the event that the Special Warrant Closing or the Common Share Closing is not completed in accordance with the terms hereof, the Company shall assume and pay the reasonable out-of-pocket expenses of the Dealer (including the fees and disbursements of its counsel) up to a maximum of $60,000 except that if such purchase and sale or issuance is not so completed by reason of the default of the Dealer or the Purchasers arranged by the Dealer or any of them hereunder, the Company shall not be obligated to assume and pay the expenses of the Dealer.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Special Warrants and the exercise of such Special Warrants for the Common Shares by the Purchasers and continue in full force and effect for the benefit of the Dealer for a period of three years from the Common Share Closing Date.

17.   (a)   INDEMNITY.  The Company shall indemnify the Dealer for and on behalf of itself and for and on behalf of and in trust for its respective directors, officers, employees, agents and each person not previously listed who controls the Dealer within the meaning of Section 15 under the U.S. Securities Act (the foregoing being referred to individually as an "indemnified party") from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (including legal fees but excluding loss of profits) (collectively, "losses") to which it or they or any of them may be subject or may suffer, incur or be required to pay, whether under the provisions of any statute or at common law or otherwise, in connection with or by reason of the transaction contemplated by this Agreement in consequence of, directly or indirectly: (i) any misrepresentation or alleged misrepresentation (as such term is defined in the Securities Act (Ontario)) contained herein, in the Private Placement Materials, or in any covenant or other document of the Company delivered pursuant hereto or made by the Company in connection with the sale by the Company of the Special Warrants or the Common Shares; or (ii) any gross negligence or wilful misconduct of the Company relating to or connected with the sale by the Company of the Special Warrants or the Common Shares; or (iii) the non-compliance or alleged non-compliance by the Company with any of the Canadian Securities Laws or the U.S. Securities Laws; provided, however, that this indemnity may not be relied upon by any indemnified party in respect of any losses which result from any gross negligence or wilful misconduct in the performance of any of the provisions herein by the Dealer or its directors, officers, employees or agents. If any matter or thing contemplated by this paragraph shall be asserted against the Dealer, it will notify the Company as soon as possible of the nature of such claim and the Company shall be entitled to assume the defence of any suit brought to enforce such claim; provided, however, that no settlement may be made by the Company or the Dealer without the prior written consent of the other, which consent shall not be unreasonably withheld. In any such claim, the Dealer shall have the right to retain other counsel to act on its behalf provided that the fees and disbursements of such other counsel shall be paid by the Dealer unless (i) the Company and the Dealer shall have mutually agreed to the retention of the other counsel or (ii) if counsel representing or proposed to represent both of the Company and the Dealer, upon the inquiry of the Company or the Dealer or of its own initiative, is of the opinion that the representation of such parties by the same counsel would be inappropriate due to the actual or potential differing interests between them.

      (b) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in subsection 17(a) hereof is, for any reason of policy or otherwise, held to be unavailable to the Dealer other than in accordance with its terms, the Dealer and the Company shall contribute to the aggregate losses, claims, damages, liabilities, costs and expenses of the nature contemplated by the said indemnity incurred by the Company and the Dealer, in the following proportions. The Dealer shall be responsible for that portion represented by the percentage that the Dealer's underwriters' fee bears to the total price of the Special Warrants and the Company shall be responsible for the balance; provided, however, that no person guilty of gross negligence or wilful misconduct in the performance of any of the provisions hereof or fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such gross negligence or wilful misconduct in the performance of any of the provisions hereof or fraudulent misrepresentation and provided that in no case shall the Dealer be responsible for any amount in excess of the total underwriter's fee. For the purposes of this paragraph, each party shall give prompt notice to the other party of any action, suit or proceeding threatened or commenced in respect of which a claim for contribution may be made under this paragraph. For the purposes of this paragraph, each person, if any, who controls the Dealer within the meaning of Section 15 under the U.S. Securities Act shall have the same rights to contribution as the Dealer, and each person, if any, who controls the Company within the meaning of Section 15 of the U.S. Securities Act shall have the same rights to contribution as the Company.

18.         TERMS AND CONDITIONS.   Any breach or failure by the Company to
comply with any term or condition contained herein shall entitle the Dealer to terminate its obligations hereunder by written notice to that effect given to the Company at or prior to the Special Warrant Closing Time. It is understood that the Dealer may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Dealer any such waiver or extension must be in writing.

19.         ADVERTISEMENTS.   The Company acknowledges that the Dealer shall
have the right, at its own expense, to place such advertisement or advertisements relating to the sale of the Special Warrants or the Common Shares contemplated herein as the Dealer may consider desirable or appropriate and as may be permitted by applicable law, subject to the prior approval of such advertisement or advertisements by the Company. The Company and the Dealer each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of the Canadian Securities Laws being unavailable in respect of the sale of the Special Warrants to prospective purchasers.

20. CONTRACTUAL RIGHT OF ACTION FOR RESCISSION. The Company shall, at the Special Warrant Closing Time, deliver to the Dealer duly executed Contractual Rights of Action for Rescission substantially in the form to be attached as an exhibit to the Subscription Agreements for delivery to each of the Purchasers (including the Dealer) of Special Warrants at the Special Warrant Closing Time or subsequent thereto.

21. NOTICES. Any notice or other communication hereunder shall be in writing and shall be given by delivery or telecopier, if to the Company, addressed to it at 13500 S. Perry Avenue, Riverdale, Illinois, U.S.A., 60627-1182, Attention: Jerry F. Williams, Vice-President, Finance and Administration, (fax: 708-841-6010) and if to the Dealer addressed to it at Nesbitt Thomson Inc., 150 King Street West, 22nd Floor, Sun Life Tower, Sun Life Centre, Toronto, Ontario, M5H 3W2, Attention: Joseph F. Conway (fax:
(416) 586-4280). Such notice shall be deemed to have been given when actually delivered or transmitted.

22. TIME OF THE ESSENCE. Time shall, in all respects, be of the essence hereof.

23. SUBMISSION TO JURISDICTION. The Company submits to, and agrees to take all further steps necessary to submit to, the jurisdiction of the courts of the Province of Ontario and to waive any objection to venue in any such jurisdiction in the event liability is alleged or any action is commenced under this Agreement, the Canadian Securities Laws or other laws of Canada relating to the offering, issuance and sale of the Special Warrants, including the enforcement of the indemnification provision set forth in paragraph 17 hereof, and hereby irrevocably submits to such jurisdiction and waives any such objections. The Company hereby irrevocably designates and appoints Gowling, Strathy & Henderson, Suite 4900, Commerce Court West, Toronto, Ontario as the Company's authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any such action, suit or proceeding in any such court and agrees that service of process upon such agent, and written notice of such service to the Company delivered to Gowling, Strathy & Henderson, shall be deemed in every respect effective service of process upon the Company in any such suit, action, or proceeding and shall be taken and held to be valid personal service upon the Company.

24. UNITED STATES DOLLARS. All references herein to money amounts are to lawful money of the United States.

25. HEADINGS. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

26. SINGULAR AND PLURAL, ETC. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

27. ENTIRE AGREEMENT. Except for the Agreements, this Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings including, without limitation, the bid letter dated March 2, 1994 executed by the Dealer and the Company. This Agreement may be amended or modified in any respect by written instrument only.

28. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

29. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

30. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Dealer and the Purchasers and their respective successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the other.

31. FURTHER ASSURANCES. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

32. EFFECTIVE DATE. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement.

            If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to Nesbitt Thomson Inc.

                              Yours very truly,

                              NESBITT THOMSON INC.


                              BY:  /S/ JOSEPH CONWAY

The foregoing is hereby accepted on the terms and conditions therein set forth.


            DATED this 16th day of March, 1994.


                              ACME METALS INCORPORATED


                              By: /S/ BRIAN W. H. MARSDEN
                                  -------------------------------
                                   Chairman and Chief Executive Officer

                             SCHEDULE A

                      ACME METALS INCORPORATED

                    OFFERING OF SPECIAL WARRANTS
                    BY WAY OF PRIVATE PLACEMENT

                          TERMS OF ISSUE

ISSUER:
Acme Metals Incorporated (the "Company").

ISSUE:
5,000,000 Special Warrants.

PRICE:
US$21.00 per Special Warrant.

AMOUNT:
US$105,000,000.

SPECIAL WARRANTS:
Each Special Warrant will permit the holder, without the payment of any additional consideration, to acquire at any time on or before the 15th business date following the issuance of receipts of the final prospectus in all Canadian provinces and the declaration by the SEC of the effectiveness of the Form S-3, one Common Share of Acme Metals Inc. (collectively the "Underlying Securities").

OPTIONAL PURCHASE:
The Company will grant Nesbitt Thomson an election to purchase up to 600,000 additional Special Warrants at the same purchase price set forth herein. Nesbitt Thomson must exercise the election prior to March 9, 1994.

CLOSING:
The completion of the issue and sale by Acme of the Special Warrants will be completed within 15 days from the acceptance of offer to purchase Acme Special Warrants (the "Closing Date").

PRIVATE PLACEMENT:
Special Warrants will be sold by private placement under appropriate exemptions.

QUALIFICATION OF UNDERLYING SECURITIES:
The Underlying Securities to be issued on the exercise of the Special Warrants will be qualified by way of a prospectus and a Form S-3 which the Company will undertake to have cleared in all jurisdictions on or before 160 days following the Closing Date.

At the option of the holders of the special warrant, the Company may extend the escrow period after the 160 days have lapsed to a maximum of an additional 20 days for a consideration of $550,000 to be paid on a pro rata per diem basis.

LISTING:
The Underlying Securities to be issued upon exercise of the Special Warrants shall be listed for trading on the Toronto Stock Exchange and NASDAQ.

ESCROW PROVISIONS:
Net proceeds of the issue will be held in escrow pending the following:

(i) board approval for the construction of the continuous thin slab caster/hot rolled mill;

(ii) listing of the Underlying Securities on the Toronto Stock Exchange and NASDAQ;

(iii) written confirmation from lenders or other providers of capital that substantially all necessary funds have been committed for the construction of the continuous thin slab caster/hot rolled mill;

(iv) filing of a final prospectus with the Canadian Securities Commissions, and

(v) declaration of the effectiveness of a Form S-3 shelf registration statement by the SEC.

TERMINATION PROVISIONS:
The Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the Underwriter's part, its obligations under the Underwriting Agreement or the Letter Agreement and on behalf of the purchasers arranged by the Underwriter, without any liability on their part, their obligations to purchase the Special Warrants, by giving written notice to the Company at any time prior to the Closing Date:

(i) if any inquiry, investigation or other proceeding is commenced or any other order is issued under or pursuant to any statute of Canada or the United States or there is any change of law or the interpretation or administration thereof, which in the reasonable opinion of the Underwriter, operates to prevent or restrict the trading in the Warrants or the Underlying Securities or the distribution of the Warrants or the Underlying Securities; or


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(ii)  if there shall occur any material change in any of the representations, warranties or convenants of the Company given in the Underwriting Agreement or Letter Agreement (other than a change related solely to the Underwriter), or if there shall occur any material fact or material change in the affairs of the Company which in the Underwriter's opinion would be reasonably expected to have a significant adverse effect on the market price or value of the Warrants or the Underlying Securities;

(iii) if there should develop, occur or come into effect any occurrence of national or international consequence, or any action, government law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the Underwriter's opinion, seriously affects, or may seriously affect, the financial markets in Canada or the U.S. or the business of the Company or the market price or value of the Warrants or the Underlying Securities; or

(iv) if due deligence identifies a material adverse situation which exists at the time of making this offer but has not been publicly disclosed or which occurs after the time of making the offer and prior to the Closing Date.

TRANSFER RESTRICTIONS ON THE SPECIAL WARRANTS:
Special Warrants will not be registered under the United States Securities Act of 1933, as amended (the "US Securities Act"), and will not be offered, sold or delivered within the United States. Offers, sales or transfers of Special Warrants by a warrantholder may be made only to (A) to Acme Metals Incorporated or (B) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the US Securities Act.

TRANSFER RESTRICTIONS:
Resales within the United States by initial holders of Underlying Securities during the three-year period following the exercise of the Special Warrants are limited to resales by such initial holders, as selling shareholders, under an effective US shelf registration statement (which includes a shelf prospectus) prepared and kept current by Acme Metals Incorporated. Such resales to subsequent purchasers must be accompanied by the delivery of a shelf prospectus from the selling initial holder of Underlying Securities to the purchaser of the Underlying Securities. Subject to certain limited exceptions

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                                     - 38 -


subsequent purchasers need not deliver a prospectus upon resale of such Underlying Securities within the United States.

Initial holders of Underlying Securities may resell the Underlying Securities to subsequent purchasers in Canada only across a Canadian stock exchange (without any shelf prospectus delivery requirement) in accordance with Rule 904 of Regulation S under the US Securities Act. Subsequent purchasers of Underlying Securities may resell the Underlying Securities freely in Canada (without any shelf prospectus delivery requirement) in accordance with Rule 903 or Rule 904 under Regulation S.

INDEMNIFICATION:
By Acme Metals Incorporated of Nesbitt Thomson initial holders of Underlying Securities for liabilities that attach because of their status as selling shareholders under the shelf registration statement, including indemnification for any material misstatement or omission in the shelf registration statement or shelf prospectus.

OTHER CONSIDERATIONS:
The Company shall not, without the prior written consent of the Underwriter, which shall not be unreasonably withheld, issue, authorize, agree to issue or approve for issuance and sale any common shares in its share capital or any securities convertible into or exchangeable for Common Shares from the date hereof until the 90th day following the date of issuance of the last receipt for the final prospectus; and the Company shall not publicly announce prior to the 90th day following the date of issuance of the last receipt for the final prospectus any intention to issue securities as described above after such date.

The Underwriter acknowledge the Company's potential requirement for up to an additional $40 million in equity related financing.

The Underwriter consents to the sourcing of such capital on a private basis solely to contractors equipment suppliers, or raw material sources (collectively the "Project Investors") under the following conditions:

(1) The pricing of the common equity related security is no less than US $21 per share.

(2) Any preferred share offering must be limited to an instrument with a dividend of not more than 7%.


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                                     - 39 -


(3) The Project Investors must hold the issued securities from the signing of the Letter Agreement for a minimum of 250 days.

COMMISSION:
4.5% of the Gross Proceeds, payable to the underwriter upon closing of the Special Warrant Issue.

UNDERWRITER:
Nesbitt Thomson Inc.